SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2009

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2009, the board of trustees of LaSalle Hotel Properties (NYSE:LHO) appointed Alfred L. Young as Executive Vice President and Chief Operating Officer, effective when he joins the company on or before November 3, 2009. From 2000 until mid-2007, Mr. Young, 41, worked for the company initially as an Asset Manager and later as Vice President of Acquisitions. Since leaving the company in 2007 and until his appointment as Chief Operating Officer, Mr. Young was Managing Director – Hospitality for Caribbean Property Group, or CPG. CPG is a diversified real estate company with a focus on investing in hotels, commercial office, and retail properties throughout Central America and the Caribbean. CPG and Goldman Sachs’ Whitehall Street Real Estate Fund run the Caribbean Real Estate Opportunity Fund that was formed to invest in the greater Caribbean region and Central America. Mr. Young received an MBA from George Mason University and a B.S. from Shepherd University.

Compensation

In connection with Mr. Young’s appointment as Executive Vice President and Chief Operating Officer, the board of trustees approved the following cash compensation for Mr. Young effective as of his first day of employment with the company:

•	an annual base salary of $275,000;

•	an annual cash incentive target bonus of $200,000 ($100,000 of which is guaranteed for 2009 and will be paid in 2010 as is the Company’s practice with annual cash incentive awards); and

•	a relocation payment of $200,000.

The annual cash incentive bonus will be paid in accordance with the company’s customary practices as more fully described in the company’s proxy statement filed with the Securities and Exchange Commission, or the Commission, on March 11, 2009. The relocation payment will be paid within 10 days of his start date at the company.

The board also approved the following time-based equity awards in connection with Mr. Young’s appointment:

•	an award of restricted shares equivalent to $175,000; and

•	a special, one-time award of restricted shares equivalent to $400,000.

The number of shares awarded will be determined by dividing the cash equivalent of each award by the closing price of the company’s common shares on the date before Mr. Young’s start date at the Company. Each award will vest approximately one-third on January 1, 2011, 2012 and 2013. Mr. Young will be entitled to receive dividends as declared and paid on the shares and to vote the shares from the date of grant.

In addition, the board also approved an award of performance-based restricted shares to Mr. Young equivalent to $175,000 with the following terms:

•	The target number of shares awarded will be determined by dividing $175,000 by the closing price of the company’s common shares on the date before Mr. Young’s start date at the company.

•

The actual amount of the award will be determined on January 1, 2013 and will depend on the “total return” of the company’s common shares over a three-year period beginning with the closing price of the company’s common shares on December 31, 2009, and ending with the closing price of the company’s common shares on December 31, 2012. Mr. Young may actually receive as few as zero shares and as many as twice the target shares.

•

Forty percent of the award will be based on the company’s “total return” (as defined below) compared to the total return of the companies in the NAREIT Equity Index. Forty percent of the award will be based on the company’s total return compared to the total return of companies in a designated peer group of the company and included in the NAREIT Equity Index. The final twenty percent of the award will be based on the amount of the company’s total return compared to a board-established total return goal.

•

“Total return” is as calculated by the NAREIT Equity Index and is the increase in the market price of a company’s common shares plus dividends declared thereon and assuming such dividends are reinvested.

•

After the actual amount of the award is determined (or earned) on January 1, 2013, the earned shares will be issued and outstanding but a portion will be subject to further vesting. Approximately one-third of the earned amount will vest immediately on January 1, 2013, and the remaining two-thirds will vest in equal amounts on January 1, 2014, and January 1, 2015.

•

Dividends will be deemed to have accrued on all of the earned shares, including those shares subject to further vesting, from December 31, 2009, until the determination date, January 1, 2013. Such accrued dividends will be paid to the awardee on or about January 1, 2013. Thereafter, the awardee is entitled to receive dividends as declared and paid on the earned shares and to vote the shares, including those shares subject to further vesting.

Mr. Young’s equity awards will vest under certain circumstances and on terms similar to the company’s other executive officers as described in the company’s proxy statement filed with the Commission on March 11, 2009, which description under “Severance Agreements, Equity Award Vesting and Other Termination Policies—Vesting of Long-Term Equity Incentive Awards,” is hereby incorporated by reference thereto.

Severance Agreement

The company will enter into a severance agreement with Mr. Young effective as of his start date at the company to provide benefits in the event his employment is terminated in certain circumstances. The terms of his severance agreement are substantially similar to those of the severance agreement of the company’s Chief Financial Officer, Hans S. Weger, as described in the company’s proxy statement filed with the Commission on March 11, 2009, which description under “Severance Agreements, Equity Award Vesting and Other Termination Policies—

Severance Agreements—Severance Agreements of Messrs. Barnello and Weger,” is hereby incorporated by reference thereto. Notwithstanding the above-referenced disclosure that is incorporated by reference, prior to April 2013 the target amount of Mr. Young’s cash incentive bonus will be used for the calculation of any lump sum cash payment required to be calculated for him pursuant to his severance agreement for any period in which an actual payment has not occurred.

As a condition of any severance payment and related benefits described above, the company expects that Mr. Young will agree to a general release of any and all claims relating to his employment. In addition, the company expects that he will agree, for a one-year period, not to solicit, hire or recruit employees or trustees of the company either directly or indirectly for his own account or for another party.

Indemnification Agreement

The company will enter into an indemnification agreement with Mr. Young effective as of his start date at the company that will require indemnification to the fullest extent now or hereafter permitted by Maryland law, as amended from time to time. The terms of his indemnification agreement are substantially similar to those of the indemnification agreements between the company and each of its other executive officers as described on a current report on Form 8-K filed with the Commission and dated November 5, 2008 and incorporated herein by reference thereto.

Other Benefits

The company will also reimburse Mr. Young’s reasonable relocation expenses. In addition, Mr. Young, as the company’s other executive officers, will be entitled to health, dental, life and disability insurance benefits, participation in the company’s 401(k) plan and other company benefits available to all company employees.

The company expects that on or prior to his first day of employment with the company, Mr. Young will execute agreements memorializing the terms described herein with respect to his equity awards, severance terms and indemnification rights and obligations.

At Will Arrangement

The employment relationship with Mr. Young and the company is on an at-will basis.

Item 7.01	Regulation FD Disclosure.

Pursuant to a press release on October 6, 2009, the company announced the appointment of Alfred L. Young as Executive Vice President and Chief Operating Officer of the company. A copy of the press release is furnished as an exhibit to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this report.

Exhibit Number	Description

10.1	Offer letter to Alfred L. Young

99.1	Press release dated October 6, 2009, issued by LaSalle Hotel Properties

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

Forward Looking Statements

This current report on Form 8-K and any exhibits to this report may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this report and its accompanying exhibits include, among others, statements about Mr. Young’s expected start date with the company and the terms and conditions of his compensation package, severance terms and indemnification rights and obligations. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the company’s control and which could materially affect actual results, performances or achievements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/S/ HANS S. WEGER
Hans S. Weger
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Dated: Octobter 6, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer letter to Alfred L. Young
99.1	Press release dated October 6, 2009, issued by LaSalle Hotel Properties